EXHIBIT 10.4

April 7, 2009

John L. Castiglione, President

ubroadcast, inc.

1666 Garnet Avenue

Suite 312

San Diego, California 92109

              Re:        Legal Services

Dear John:

              This will memorialize our oral agreement whereby we agreed to perform $70,000 in legal services on behalf of ubroadcast, inc., in consideration of 3,000,000 restricted shares of common stock. It is further our agreement that this agreement is to cover legal services through March 31, 2010.

              Should the foregoing accurately reflect our agreement, you need not respond to this letter.

              Thank you for the opportunity to be of service.

                                                                                      Sincerely,

                                                                                      /s/ ERIC NEWLAN

                                                                                      Eric Newlan

EN/akh